EXHIBIT 3.2

BY-LAWS

OF

PEOPLES ENERGY CORPORATION

(Substantially changed and re-written; provided in its entirety, as amended)

Amended February 21, 2007

PEOPLES ENERGY CORPORATION

INDEX
PAGE

A

Acting Officers	9
Amendment of By-Laws	13
Assistant Officers	9
Assistant Secretary, Duties of	9
Assistant Treasurer, Duties of	9

B

Board of Directors	4

C

Certificates of Stock and Their Transfer	10
Chairman of the Board, Duties of	8
Committees	6

D

Directors	4

E

Election of Directors	1
Election of Officers	7

F

Fees and Compensation of Directors	7
Fiscal Year	13

PAGE

I

Indemnification of Directors, Officers, Employees and Agents	12

M

Meetings
Directors	4
Action Without Meeting	5
Shareholders	1

N

Notice of Meetings
Directors	5
Shareholders	1

O

Officers
Acting	9
Assistant	9
Elected	7
Offices, Two or More Held By One Person	7

P

President, Duties of	8
Proxies	2

Q

Quorum
Board	5
Shareholders	2

PAGE

S

Secretary, Duties of	9
Signatures to Checks, Drafts, etc.	10
Stock, Certificates of and their Transfer	10

T
Treasurer, Duties of	8

V

Vice President, Duties of	8
Voting Shareholders	3

BYLAWS

OF

PEOPLES ENERGY CORPORATION

(an Illinois corporation)

ARTICLE I

SHAREHOLDERS

SECTION 1.1  ANNUAL MEETING. The annual meeting of the shareholders shall be held at such time and or such day as the board of directors may designate, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

SECTION 1.2  SPECIAL MEETINGS. Special meetings of the shareholders may be called by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote on the matter for which the meeting is called.

SECTION 1.3  PLACE OF MEETING. Meetings of shareholders may be held at such place, either within or without the state of incorporation, as may be designated in the notice or waiver of notice of the meeting. If no designation is made, the place of the meeting shall be the principal office of the corporation.

SECTION 1.4  NOTICE AND WAIVER OF NOTICE. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than 20 nor more than 60 days before the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at the shareholder’s address as it appears on the records of the corporation, with postage thereon prepaid. Whenever any notice whatever is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

SECTION 1.5              CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, for a meeting of shareholders, not less than 10 days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than 20 days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

SECTION 1.6  VOTING OF SHARES. Unless otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

SECTION 1.7  QUORUM AND REQUIRED VOTE. Unless otherwise provided in the Articles of Incorporation, a majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders; provided, that if less than a quorum is present, a majority of the shares represented at the meeting may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation.

SECTION 1.8  PROXIES. A shareholder may appoint a proxy to vote or otherwise act for such shareholder by signing an appointment form and delivering it to the person so appointed. Unless the appointment of a proxy contains an express limitation on the proxy’s authority, a corporation may accept the proxy’s vote or other action as that of the shareholder making the appointment.

No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

SECTION 1.9  INFORMAL ACTION BY SHAREHOLDERS. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of the shareholders of the corporation, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all of the shareholders entitled to vote on the action which is the subject of the consent, then such consent shall become effective only if at least 5 days prior to the execution of the consent a notice in writing is delivered to all the shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of consent, prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be delivered in writing to those shareholders who have not consented in writing.

SECTION 1.10  VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of a deceased person, a minor ward or an incompetent person, may be voted by such person’s administrator, executor, court appointed guardian or conservator either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by such trustee either in person or by proxy.

Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

SECTION 1.11  VOTING TRUST AGREEMENTS. Any number of shareholders of the corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed 10 years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purposes of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as is the record of shareholders of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

SECTION 1.12  CORPORATE RECORDS; EXAMINATION BY SHAREHOLDERS. The corporation shall keep correct and complete books and records of account and minutes of the proceedings of its shareholders and board of directors and committees thereof. The corporation shall also keep at its principal place of business, or at its agent’s place of business, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

Any person who is a shareholder of record shall have the right to examine, in person or by agent, at any reasonable time or times, the corporation’s books and records of account, minutes, voting trust agreements filed with the corporation and record of shareholders, and to make extracts therefrom but only for a proper purpose. In order to exercise this right, a shareholder must make written demand upon the corporation, stating with particularity the records sought to be examined and the purpose therefor.

ARTICLE II

DIRECTORS

SECTION 2.1  GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

SECTION 2.2  NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be no less than one (1). Each director shall hold office until the next annual meeting of shareholders and until such director’s successor shall have been duly elected and qualified. Unless the laws of the State of incorporation, the corporation’s charter and amendments thereto, or these Bylaws otherwise provide, directors need not be residents of the State of incorporation or shareholders of the corporation. The number of directors may be increased or decreased from time to time by amendment to these Bylaws. A decrease in the number of directors does not shorten an incumbent director’s term.

SECTION 2.3  REGULAR MEETINGS. A regular annual meeting of the board of directors shall be held without other notice than this Bylaw, immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, at any reasonable location, for the holding of additional regular meetings without other notice than such resolution.

SECTION 2.4  SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the president or any director. The person or persons authorized to call special meetings of the board of directors may fix any reasonable place as the place for holding any special meeting of the board of directors called by them.

SECTION 2.5  INFORMAL ACTION BY DIRECTORS. Unless specifically prohibited by the Articles of Incorporation, any action required to be taken at a meeting of the board of directors of the corporation, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.

The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date.

SECTION 2.6  NOTICE AND WAIVER OF NOTICE. Notice of any special meeting shall be given to each director at least two (2) full days prior thereto by written notice delivered in person or delivered, to an address, facsimile number or e-mail account previously provided in writing to the Secretary of the corporation, by United States mail, overnight courier service, messenger, facsimile, electronic mail, or telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope with postage thereon prepaid. If notice is given by overnight courier service or messenger, such notice shall be deemed to be delivered when it is received for delivery by the overnight courier service or messenger. If notice is given by facsimile or electronic mail, such notice shall be deemed to be delivered when the fax or e-mail is sent to the correct fax number or e-mail address. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

SECTION 2.7  QUORUM. A majority of the board of directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the board of directors provided that, if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 2.8  MANNER OF ACTING. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless a greater number is required by law, the Articles of Incorporation or these Bylaws.

SECTION 2.9  REMOVAL OF DIRECTORS. One or more of the directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors; provided that no director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice.

SECTION 2.10  RESIGNATION OF DIRECTORS. A director may resign at any time by giving written notice to the board of directors, its chairman, or to the president or secretary of the corporation. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

SECTION 2.11  VACANCIES. Any vacancy occurring in the board of directors or a directorship to be filled by reason of an increase in the number of directors may be filled by election at any annual meeting of shareholders or at a special meeting of shareholders called for that purpose; provided, however, that in the event of a vacancy or vacancies arising between meetings of the shareholders by reason of an increase in the number of directors or otherwise, the board of directors may fill such vacancy. A director elected by the shareholders to fill a vacancy shall hold office for the balance of the term for which such director was elected. A director appointed by the board of directors to fill a vacancy shall serve until the next annual meeting of shareholders at which directors are to be elected.

SECTION 2.12  COMMITTEES. A majority of the directors may create one or more committees and appoint members of the board to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the board.

Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of these Bylaws or action by the board of directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor.

To the extent specified by the board of directors or in the Articles of Incorporation or these Bylaws, each committee may exercise the authority of the board of directors; provided, however, that a committee may not:

(a)	authorize distributions;

(b)	approve or recommend to shareholders any act required by law to be approved by shareholders;

(c)	fill vacancies on the board or on any of its committees;

(d)	elect or remove officers or fix the compensation of any member of the committee;

(e)	adopt, amend or repeal the Bylaws;

(f)	approve a plan of merger not requiring shareholder approval;

(g)	authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the board;

(h)
authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences and limitations of a series of shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or

(i)
amend, alter, repeal or take action inconsistent with any resolution or action of the board of directors when the resolution or action of the board of directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

SECTION 2.13  COMMUNICATIONS EQUIPMENT. Unless specifically prohibited by the Articles of Incorporation, members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

SECTION 2.14  COMPENSATION. The affirmative vote of a majority of directors then in office shall be required to fix the compensation of the directors, which compensation shall be reasonable. No director shall be precluded from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE III

OFFICERS

SECTION 3.1  NUMBER. The Board of Directors shall elect such officers as are required by law and such additional officers as it from time to time may determine. Any two or more offices may be held by the same person.

SECTION 3.2  ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the regular meeting of the board of directors held immediately after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until the next annual meeting of directors and until such officer’s successor shall have been duly elected and shall have qualified or until such officer’s earlier death, resignation or removal.

SECTION 3.3  REMOVAL. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

SECTION 3.4  CHAIRMAN OF THE BOARD. The chairman, if one is elected, shall be the chief executive officer of the corporation. Subject to the direction of the board of directors, the chairman shall have general charge over the business affairs and policies of the corporation. The chairman may sign and execute all instruments in the name of the corporation. The chairman shall preside at all meetings of the shareholders and of the board of directors. In the absence or disability of the president or the president’s refusal to perform the president’s functions, the chairman shall be vested with the powers and shall perform the duties of the president. The chairman may delegate any of the chairman’s powers or functions to any officers of the corporation. The chairman shall be a member of the board of directors.

SECTION 3.5  PRESIDENT. The president shall be the chief operating officer of the corporation and, if no chairman is elected, the chief executive officer of the corporation. Subject to the control of the board of directors, the president shall have general and active management of the day-to-day business of the corporation. The president may sign and execute all instruments in the name of the corporation. In the absence of the chairman, or if no chairman is elected, the president shall perform the duties of and shall be vested with all the powers of the chairman.

SECTION 3.6  THE VICE PRESIDENTS. In the absence of the president or in the event of the president’s inability or refusal to act, the vice president, if one is elected, or in the event there are more than one vice president, the vice presidents in the order designated by the board of directors or if no such designation has been made, then in the order of their election, shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign all instruments in the name of the corporation and shall perform such other duties as from time to time may be assigned to such vice president by the president or by the board of directors.

SECTION 3.7  TREASURER. The treasurer, if one is elected, shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such money in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article IV of these Bylaws; and (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by the president, or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of the treasurer’s duties in such sum and with such surety or sureties as the board of directors shall determine.

SECTION 3.8  THE SECRETARY. The secretary shall: (a) keep the minutes of the shareholders’ and of the board of directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the chairman of the board, the president, or a vice president, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary or such other duties as from time to time may be assigned by the president or by the board of directors.

SECTION 3.9  ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries, if selected by the board of directors, shall hold office for such period as the board of directors may prescribe. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries may sign with the chairman of the board, the president or a vice president, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the board of directors. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors.

SECTION 3.10.  OTHER ASSISTANTS AND ACTING OFFICERS. The board of directors shall have the power to appoint any person to act as assistant to any officer, as agent for the Corporation, in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the board of directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the board of directors.

SECTION 3.11  COMPENSATION. Compensation of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation. If an officer is also a director, then the affirmative vote of a majority of directors then in office shall be required to fix said officer’s compensation.

ARTICLE IV

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 4.1  CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 4.2  LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

SECTION 4.3  CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

SECTION 4.4  DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE V

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 5.1  CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors; provided that:

(a)	each certificate representing the shares shall state:

(1)	the corporation’s State of incorporation;

(2)	the name of the person or persons to whom issued; and

(3)	the number and class of shares, and the designation of the series, if any, which such certificate represents; and

(b)
if the Articles of Incorporation authorize the corporation to issue shares of more than one class, each certificate representing such shares may have, or will have if required by the laws of the State of incorporation, set forth upon its face or back;

(1)
a full summary or statement of all of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of each class authorized to be issued; and, if the Articles of Incorporation authorize the corporation to issue preferred or special class in series, the variations in the relative rights and preferences between the shares of such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series; or

(2)	a notation that such statement, in full, will be furnished to any shareholder upon request and without charge.

Such certificate shall be signed by the chairman of the board, the president or a vice president and by the secretary or an assistant secretary, and may be sealed with the seal or a facsimile of the seal of the corporation, if the corporation uses a seal. If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles. No certificate shall be issued for any share until such share is fully paid.

SECTION 5.2  UNCERTIFICATED SHARES. Unless otherwise provided by the Articles of Incorporation, the board of directors may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing all of the information required to be set forth on certificates pursuant to Section 5.1 of this Article.

SECTION 5.3  TRANSFERS OF SHARES. Transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation. In addition, in the case of transfers of shares represented by certificates, transfers shall be made upon the books of the corporation only upon surrender to the corporation of the certificates representing the number of shares to be transferred except that in the case of a lost, destroyed or mutilated certificate, a transfer may be made upon such terms and indemnification of the corporation as the board of directors may prescribe. Regardless of whether shares are represented by certificates or are uncertificated, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS AND AGENTS

SECTION 6.1  INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The corporation shall indemnify, to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future, any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

SECTION 6.2  ADVANCEMENT OF EXPENSES TO DIRECTORS, OFFICERS AND EMPLOYEES. Expenses incurred by such a director, officer or employee in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to the fullest extent permitted under the laws of the State of Illinois and any other applicable laws, as they now exist or as they may be amended in the future.

SECTION 6.3  INDEMNIFICATION AND ADVANCEMENT OF EXPENSES TO AGENTS. The board of directors may, by resolution, extend the provisions of this Article VI regarding indemnification and the advancement of expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact he or she is or was an agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

SECTION 6.4  RIGHTS NOT EXCLUSIVE. The rights provided by or granted under this Article VI are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.

SECTION 6.5  CONTINUING RIGHTS. The indemnification and advancement of expenses provided by or granted under this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.

ARTICLE VII

FISCAL YEAR

SECTION 7.1  The fiscal year of the corporation shall begin on the first day of January and end on the last day of December of each year.

ARTICLE VIII

SEAL

SECTION 8.1  The board of directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation, the words “Corporate Seal”, and the name of the State of incorporation.

ARTICLE IX

AMENDMENTS

SECTION 9.1  Unless the power to make, alter, amend or repeal the Bylaws is reserved to the shareholders by the Articles of Incorporation, these Bylaws may be altered, amended or repealed at any meeting of the shareholders or of the board of directors; provided, however, that no Bylaws amended by the shareholders may be altered, amended, or repealed by the board of directors.

ARTICLE X

SCOPE OF BYLAWS

SECTION 10.1  These Bylaws govern the regulation and management of the corporation’s affairs to the extent they are consistent with applicable law and the Articles of Incorporation. To the extent of any inconsistency, applicable law and the Articles of Incorporation shall govern the corporation’s affairs.